Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Fund Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Miscellaneous Information - Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report dated October 29, 2012 on the August 31, 2012 financial statements of Guggenheim BRIC ETF, Guggenheim Defensive Equity ETF, Guggenheim Insider Sentiment ETF, Guggenheim Mid-Cap Core ETF, Guggenheim Multi-Asset Income ETF, Guggenheim Raymond James SB-1 Equity ETF, Guggenheim Spin-Off ETF, Wilshire 4500 Completion ETF, Wilshire 5000 Total Market ETF, Wilshire Micro-Cap ETF and Wilshire US REIT ETF in Post-Effective Amendment No. 225 to the Registration Statement (Form N-1A No. 333-134551) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust.

/s/Ernst & Young LLP

Chicago, Illinois
December 27, 2012